Exhibit 99.1

Cara Therapeutics Appoints Helen M. Boudreau to

Board of Directors

STAMFORD, Conn., August 3, 2023 – Cara Therapeutics, Inc. (Nasdaq: CARA), a commercial-stage biopharmaceutical company leading a new treatment paradigm to improve the lives of patients suffering from pruritus, today announced the appointment of Helen M. Boudreau to its Board of Directors. Ms. Boudreau has more than 30 years of operating experience in a variety of industries, including the biotechnology and pharmaceutical sectors, in addition to serving as a director on numerous public boards.

“We are pleased to welcome Helen to the Cara board,” said Christopher Posner, President, Chief Executive Officer and Director of Cara Therapeutics. “We look forward to leveraging her expertise in finance, commercial operations, and R&D portfolio management as we continue to work to maximize the commercial and therapeutic potential of difelikefalin.”

“I’m excited to join the Cara board at this stage of the company’s development,” said Ms. Boudreau. “As the company continues executing on its commercial strategy for KORSUVA® (difelikefalin) injection while driving the clinical development of oral difelikefalin, I look forward to working with the management team and board to help fulfill the company’s mission to be the leader in the treatment of chronic pruritus.”

Prior to her retirement, Ms. Boudreau served as the Chief Operating Officer of the Bill & Melinda Gates Medical Research Institute. Over the course of her career, Ms. Boudreau held financial leadership positions in the biotechnology and pharmaceutical industries including Chief Financial Officer (CFO) of Proteostasis Therapeutics; CFO of Novartis Corporation in the U.S.; global CFO of Novartis Oncology; and senior finance positions at Pfizer Inc. Prior to joining the biopharmaceutical sector, she held roles at PepsiCo, McKinsey & Company, and Bank of America. She currently serves on the board of directors of Premier, Inc., Shattuck Labs, and Rallybio. Ms. Boudreau received a B.A. in Economics from the University of Maryland and an MBA from the Darden Graduate School of Business at the University of Virginia.

About Cara Therapeutics

Cara Therapeutics is a commercial-stage biopharmaceutical company leading a new treatment paradigm to improve the lives of patients suffering from pruritus. The Company’s KORSUVA® (difelikefalin) injection is the first and only FDA-approved treatment for moderate-to-severe pruritus associated with chronic kidney disease in adults undergoing hemodialysis. The Company is developing an oral formulation of difelikefalin and has Phase 3 programs ongoing for the treatment of pruritus in patients with advanced chronic kidney disease and atopic dermatitis. In addition, the Company has initiated a Phase 2/3 program of oral difelikefalin for the treatment of moderate-to-severe pruritus in patients with notalgia paresthetica. For more information, visit www.CaraTherapeutics.com and follow the company on Twitter, LinkedIn and Instagram.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the Company’s ability to successfully execute its commercialize strategy with respect to KORSUVA injection and its future development of oral difelikefalin for treatment of pruritus. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2023. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cara Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

MEDIA CONTACT:

Annie Spinetta

6 Degrees

973-768-2170

aspinetta@6degreespr.com

INVESTOR CONTACT:

Iris Francesconi, Ph.D.

Cara Therapeutics

203-406-3700

investor@caratherapeutics.com